UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 11th Floor

New York, NY 10020

(703) 992-9325

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2023, Christopher Devall, was appointed as the Chief Operating Officer of Dominari Holdings Inc. (the “Company”). Mr. Devall, 40, has served as the Vice President of Operations of the Company since July 1, 2022, and was a member of its advisory board from April 2022 to June 2022. Mr. Devall served as senior operations department head in the Department of Defense from February 2019 to June 2022, and as a senior operations department manager from April 2016 to January 2019. He is a retired military veteran and received his Masters of Business Administration from the University of Virginia Darden School of Business and holds a B.S. in Strategic Studies and Defense Analysis from Norwich University. Mr. Devall has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Devall and any other person pursuant to which he was appointed as an officer of the Company.

In accordance with the terms of Mr. Devall’s Employment Agreement with the Company, dated as of July 1, 2022, and which is for a term of five (5) years (the “Employment Agreement”), Mr. Devall was employed by the Company as the Vice President of Operations. Under the provisions of the Employment Agreement, Mr. Devall was to become Chief Operating Officer of the Company on July 1, 2024, but the Company and Mr. Devall entered into an Amendment to the Employment Agreement, dated as of January 1, 2023 (the “Amendment” and collectively with the Employment Agreement, the “Amended Employment Agreement”), pursuant to which his appointment as Chief Operating Officer of the Company was accelerated to January 1, 2023, and his base salary was increased to $350,000 per year, as of January 1, 2023.

Pursuant to the terms of the Amended Employment Agreement, Mr. Devall’s base salary is $350,000 per year, subject to regular annual review, payable in accordance with the standard payroll practices of the Company, and subject to all withholdings and deductions, as required by law. In addition to the payment of base salary, Mr. Devall received a signing bonus in the form of a restricted stock grant of 8,068 shares of the Company’s common stock, which was fully vested on January 1, 2023. The Amended Employment Agreement also provides for a grant of restricted stock to Mr. Devall with a value of $1,000,000, on the later of July 1, 2022, or such date as there are a sufficient number of shares of common stock reserved under any of the Company’s equity incentive plans for the awarding of such shares of restricted stock. This restricted stock award has not yet been granted. Upon grant, the award will vest in equal amounts over a period of twelve (12) consecutive calendar quarters, subject to certain rights of acceleration upon a change of control and as otherwise provided in the Amended Employment Agreement. Mr. Devall is also entitled to an annual bonus, as determined by the Company’s Compensation Committee, based on certain performance criteria, provided that such annual bonus will not be less than $50,000. Annual bonuses and all stock-based compensation are subject to certain clawback rights as provided in the Amended Employment Agreement.

Mr. Devall is also entitled to the payment or reimbursement of up to $10,000 per month for reasonable out-of-pocket expenses. Pursuant to the terms of the Employment Agreement, Mr. Devall is also provided with all health and other benefits provided by the Company to its senior executive employees.

The Amended Employment Agreement also provides for customary events of termination of employment and provides that in the event of termination as a result of Mr. Devall’s death or disability, Mr. Devall is entitled to severance consisting of (i) twelve (12) months of his then current base salary, payable in a lump sum, less withholding of applicable taxes, within thirty (30) days of the date of termination; (ii) if he elects continuation coverage for group health coverage pursuant to COBRA, then for a period of twelve (12) months following the termination of Mr. Devall’s employment the Company will pay such amount of the COBRA premiums so that Mr. Devall is only required to pay the portion of the premiums that active employees are required to pay; and (iii) payment on a pro-rated basis of any annual bonus or other payments earned in connection with any bonus plan to which Mr. Devall was a participant as of the date of death or disability. In the event of termination of Mr. Devall’s employment (i) as a result of the non-renewal of the Amended Employment Agreement by the Company at the end of the then current term, (ii) by Mr. Devall for Good Reason (as such term is defined in the Amended Employment Agreement), (iii) by the Company, without cause, or (iv) by Mr. Devall, in the event of a change in control, then Mr. Devall is entitled to the same severance as provided above. Additionally, if termination is by Mr. Devall for Good Reason or by the Company, without cause, then all equity grants held by Mr. Devall will immediately vest.

The above description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Amendment filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit No.	Description
10.1	Employment Agreement, made and entered into as of July 1, 2022, by and between Aikido Pharma Inc and Chris Devall
10.2	Amendment to Employment Agreement, dated as of January 1, 2023, by and between Dominari Holdings Inc. and Christopher Devall.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6. 2023	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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